                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                            ----------------------

                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):

                                 July 12, 2001
                                --------------



                         AMERICAS POWER PARTNERS, INC.
                         -----------------------------
            (Exact name of registrant as specified in its charter)

                                   COLORADO
                                  -----------
                (State or other jurisdiction of Incorporation)


             000-24989                                     05-0499526
             ---------                                     ----------
           (Commission                                   (IRS Employer
           File Number)                                Identification No.)


       710 North York Road, Hinsdale, Illinois              60521
       ----------------------------------------             -----
       (Address of principal executive offices)           (Zip code)


                                 (630) 325-9111
                                 --------------
             (Registrant's telephone number, including area code)
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Item 5.  Other Events.

     On July 12, 2001, Americas Power Partners, Inc. (APP) issued a press release, attached hereto as an Exhibit under Item 7, which announced the following events that have recently occurred:

     . Gordon Mendelson has replaced Thomas Smith as President of APP. Mr. Mendelson will serve as President, Chief Operating Officer and Director of APP. Mr. Mendelson previously was Senior Vice President of Armstrong Service Inc., a division of Armstrong International Inc., APP's strategic industry partner and largest shareholder.

     . Mark A. Margason, a founder of APP in April 1998, was appointed Chairman and CEO.

     . Mr. Don A. Etheredge and Mr. James F. Purser were elected to APP's board of directors. Etheredge and Purser fill two open seats on APP's 7-member board, one of which was created by the retirement of David W. Pequet, an original APP founder, from the board in June of 2001.

     . APP's board of directors authorized the issuance of 3,000,000 shares of convertible preferred stock to Armstrong International Inc. in return for financing and other services that are being provided to APP.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

     Exhibit No.      Description
     -----------      -----------

     99.1 Press Release dated July 12, 2001: "Americas Power Partners Announces Management Changes and Issuance of Convertible Preferred Stock"

2
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    AMERICAS POWER PARTNERS, INC.



Dated:  July 12, 2001            By:
                                    Tom F. Perles
                                    Chief Accounting Officer
                                    (Principal Financial and Accounting Officer)

3
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                                    EXHIBIT INDEX
                                    -------------

Exhibit No.      Description
-----------      -----------

99.1 Press Release dated July 12, 2001: "Americas Power Partners Announces Management Changes and Issuance of Convertible Preferred Stock"

4